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                                                           EXHIBIT 5.1 AND 23.1

                                 JONES & KELLER

                                ATTORNEYS AT LAW
                           1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 573-1600
                           FACSIMILE: (303) 573-0769


                                January 17, 1997


Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78714-9151

Gentlemen:


     We have acted as special counsel for Citizens, Inc. ("Citizens") in connection with a Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4, SEC File No. 333-16163, to be filed by Citizens under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement relates to the proposed issuance of up to 133,212 shares of Common Stock, no par value, to be issued in connection with the Merger relating to First American Investment Corporation. The Registration Statement and exhibits thereto to be filed with the Securities and Exchange Commission under such Act are referred to herein as the "Registration Statement".


     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991).

     We have examined the Articles of Incorporation of Citizens as filed with the Colorado Secretary of State, the Bylaws of Citizens, and the minutes of the meetings and records of proceedings of the Board of Directors of Citizens, the applicable laws of the State of Colorado and a copy of the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that the above-referenced 133,212 shares of Common Stock of Citizens are legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as part of the Registration Statement and to the reference to our name under the heading "Legal Matters" in this Information Statement-Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Jones & Keller, P.C.
                                            Jones & Keller, P.C.